UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 7, 2011 (November 2, 2011)

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HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

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1450 Broadway
New York, New York 10018

 (Address of principal executive offices and zip code)

(212) 582-0900

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements

On November 2, 2011, the Compensation Committee (the “Committee”) of Harris & Harris Group, Inc. (the “Company”) awarded bonuses for 2011 in the amount of $135,000, $130,000, $125,000, $125,000 and $75,000 to each of Douglas W. Jamison, Chairman, Chief Executive Officer and Managing Director; Daniel B. Wolfe, President, Chief Operating Officer, Chief Financial Officer and Managing Director; Alexei A. Andreev, Executive Vice President and Managing Director; Misti Ushio, Executive Vice President and Managing Director and Sandra M. Forman, General Counsel, Chief Compliance Officer, Director of Human Resources and Corporate Secretary, respectively.  The bonuses were awarded based primarily on achievement of performance goals, including the initial public offering (“IPO”) and merger and acquisition (“M&A”) transactions that occurred in 2011, the fact that employees have not received any grants of stock options in 2011 and to provide market-competitive total compensation for some of the named executive officers.  All bonus awards were reviewed by Johnson Associates (“Johnson”), the Committee’s independent compensation consultant.  The Committee does not intend to grant stock options to employees at least through the first quarter of 2012.  The Committee believes that retention of key employees is crucial because of the specialized nature of our business and because increasingly our investment professionals have investment track records.

Some of the named executive officers plan to use a portion of the after tax proceeds of the bonus to either purchase shares or to exercise vested stock options with cash.  This decision will increase their ownership in the Company.

In general, we have historically refrained from increasing base salaries, other than cost of living adjustments, from year to year, even when market data has supported an increase, and have used the ability to provide bonuses at the end of the year to provide market-competitive total compensation.  We believe that this strategy has provided management and the Committee with the greatest flexibility in managing expenses.

Based on recommendations from Johnson and market comparables provided by Johnson, however, the Committee increased base salaries for 2012 for our Chairman and Chief Executive Officer, Mr. Jamison, and our President, Chief Operating Officer and Chief Financial Officer, Mr. Wolfe, by $33,000 and $23,000 to $325,000 and $315,000, respectively.  Other than a cost of living adjustment, none of the other named executive officers will receive an increase in base salary for 2012.  Our Board of Directors will not receive any increase in their fees in 2012.

Item 5.05.   Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 3, 2011, the Board of Directors amended the Company’s Code of Conduct for Directors and Employees to clarify the role of the Lead Independent Director.  A copy of the amended Code of Ethics is attached hereto as Exhibit 14 to this Form 8-K.

Item 8.01.   Other Events.

On November 7, 2011, Harris & Harris Group, Inc. (the “Company”) released a press release and the Quarterly Letter to Shareholders, which is available on the Company’s website at www.HHVC.com.  A copy of the Quarterly Letter to Shareholders is attached as Exhibit 99.1 to this Form 8-K, and the Company's press release issued November 7, 2011, is attached as Exhibit 99.2.

The press release and the Quarterly Letter to Shareholders may contain statements of a forward-looking nature relating to future events.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in the press release and Quarterly Letter to Shareholders.  Please see the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as well as subsequent SEC filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results.  Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.

Additional Information

The reference to the website www.HHVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
14	Code of Conduct for Directors and Employees
99.1	Quarterly Letter to Shareholders
99.2	Press Release, dated November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2011	HARRIS & HARRIS GROUP, INC. By: /s/ Douglas W. Jamison Douglas W. Jamison Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
14	Code of Conduct for Directors and Employees
99.1	Quarterly Letter to Shareholders
99.2	Press Release, dated November 7, 2011